Exhibit 10.1
EXECUTION VERSION
Hercules Offshore, Inc.
$300,000,000 10.50% Senior Secured Notes due 2017
PURCHASE AGREEMENT
October 8, 2009
New York, New York
UBS Securities LLC
Banc of America Securities LLC
Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171
Ladies and Gentlemen:
          Hercules Offshore, Inc., a Delaware corporation (the “Company”) and each of the Guarantors (as defined herein) agree with you as follows:
          1. Issuance of Notes. The Company proposes to issue and sell to UBS Securities LLC, Banc of America Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (the “Representatives”) and the other entities listed on Schedule I hereto (together with the Representatives, the “Initial Purchasers”) $300,000,000 aggregate principal amount of 10.50% Senior Secured Notes due 2017 (the “Original Notes”). The Company’s obligations under the Original Notes and the Indenture (as defined below) will be, jointly and severally, unconditionally guaranteed (the “Guarantees”), on a senior basis, by each of the Subsidiaries (as defined below) listed on the signature pages hereto (collectively, the “Guarantors,” and, together with the Company, the “Issuers”). The Original Notes and the Guarantees are referred to herein as the “Securities.” The Securities will be issued pursuant to an indenture (the “Indenture”), to be dated the Closing Date (as defined herein), by and between the Issuers and U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”).
     The Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”). The Issuers have prepared a preliminary offering memorandum, dated as of October 5, 2009, (the “Preliminary Offering Memorandum”), and a pricing supplement thereto dated the date hereof and attached as Exhibit C hereto (the “Pricing Supplement”). The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after the execution of this Purchase Agreement (this “Agreement”), the Issuers will prepare a final offering memorandum dated the date hereof (the “Final Offering Memorandum”). Unless stated to the contrary, any references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the date hereof and incorporated by reference therein, and any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the date hereof that is incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or Final Offering Memorandum shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Pricing Disclosure Package or Final Offering Memorandum, as the case may be.
     The Initial Purchasers have advised the Issuers that the Initial Purchasers intend, as soon as they deem practicable after this Agreement has been executed and delivered, to resell (the “Exempt Resales”) the Securities in private sales exempt from registration under the Act on the terms set forth in the Pricing Disclosure Package, solely to (i) persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” (“QIBs”), as defined in Rule 144A under the Act (“Rule 144A”), in accordance with Rule 144A and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act (“Regulation S”) in accordance with Regulations S (the persons specified in clauses (i) and (ii), the “Eligible Purchasers”).
     Holders (including subsequent transferees) of the Securities will have the registration rights under the registration rights agreement (the “Registration Rights Agreement”), among the Issuers and the Initial Purchasers, to be dated the Closing Date, substantially in the form attached hereto as Exhibit A. Under the Registration Rights Agreement, the Issuers will agree, under certain circumstances set forth therein, (i) to file with the Securities and Exchange Commission (the “Commission”) (a) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to a new issue of debt securities (collectively with the Private Exchange Notes (as defined in the Registration Rights Agreement), the “Exchange Notes” and, together with the Original Notes, the “Notes”), guaranteed by the guarantors under the Indenture, to be offered in exchange for the Original Notes and the Guarantees thereof (the “Exchange Offer”) and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Original Notes and the Guarantees thereof, (ii) to use its reasonable efforts to cause the Exchange Offer Registration Statement and, if applicable, the Shelf Registration Statement to be declared effective and (iii) to consummate the Exchange Offer, all within the time periods specified in the Registration Rights Agreement.
     The Notes and the Guarantees will have the benefit of the security agreements, ship mortgages and other collateral documents and related agreements, including the Intercreditor Agreement (as defined below) and the Mortgage Trust Agreement (as defined below), creating the security interests in the Collateral (as defined below) as contemplated by the Indenture (collectively, the “Security Documents”), pursuant to which the Issuers will, among other things, grant security interests in and first-priority liens on substantially all of the assets of the Company and the Guarantors securing the Credit Facilities (as defined in the Disclosure Package) (collectively, the “Collateral”).
     This Agreement, the Notes, the Guarantees, the Indenture, the Security Documents and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the “Note Documents.” The issuance and sale of the Securities (including the grant of security interests and liens pursuant to the Security Documents) is referred to as the “Offering.”
          2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, the Issuers agree to issue and sell to the Initial Purchasers, and on the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Issuers, the aggregate principal amount of the

Securities set forth opposite its name on Schedule I attached hereto. The purchase price for the Securities shall be 95.133% of their principal amount.
          3. Delivery and Payment. Delivery of, and payment of the purchase price for, the Securities shall be made at 9:00 a.m., Houston, Texas time, on October 20, 2009 (such date and time, the “Closing Date”) at the offices of Vinson & Elkins L.L.P., 2500 First City Tower, 1001 Fannin Street, Houston, Texas 77002. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by mutual agreement between the Initial Purchasers and the Company.
          The Securities shall be delivered by the Issuers to the Initial Purchasers (or as the Initial Purchasers direct) through the facilities of The Depository Trust Company (“DTC”) against payment by the Initial Purchasers of the purchase price therefor by means of wire transfer of immediately available funds to such account or accounts specified by the Company in accordance with Section 8(i) on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The Securities shall be evidenced by one or more certificates in global form registered in such names as the Initial Purchasers may request upon at least one business day’s notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Securities.
          4. Agreements of the Issuers. The Issuers jointly and severally, covenant and agree with the Initial Purchasers as follows:
     (a) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Written Communication (as defined below) and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Issuers consent to the use of the Preliminary Offering Memorandum, the Pricing Supplement and the Final Offering Memorandum, and any amendments or supplements thereto, by the Initial Purchasers in connection with Exempt Resales.
     (b) As promptly as practicable following the execution and delivery of this Agreement and in any event not later than the second business day following the date hereof, to prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. Not to amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement without the written consent of the Representatives. Not to amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use, and shall not have objected to such amendment or supplement.
     (c) Subject to Section 4(q), if, prior to the later of (x) the Closing Date and (y) the time that the Initial Purchasers have completed their distribution of the Securities, any event shall occur that, in the judgment of the Issuers or in the judgment of counsel to the Initial Purchasers, makes any statement of a material fact in the Final Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Final Offering Memorandum in order to make the statements in the Final Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Final Offering Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Initial Purchasers of such event and (subject to Section 4(b)) prepare an appropriate amendment or supplement to the Final Offering Memorandum so that (i) the statements in the Final Offering Memorandum, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances at the Closing Date and at the time of the sale of Securities, not misleading and (ii) the Final Offering Memorandum will comply with applicable law.
     (d) To qualify or register the Securities under the securities laws of such jurisdictions as the Initial Purchasers may request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, no Issuer shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to execute a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.
     (e) To advise the Initial Purchasers promptly, and if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuers shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any securities laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.
     (f) Whether or not the transactions contemplated by this Agreement are consummated, to pay all costs, expenses, fees and disbursements (including fees and disbursements of counsel and accountants for the Issuers) incurred and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Written Communication (as defined below) and the Final Offering Memorandum and any amendments and supplements thereto, (ii) all expenses (including travel expenses) of the Issuers and the Initial Purchasers in connection with any meetings with prospective investors in the Securities, (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iv) the issuance, transfer and delivery of the Securities by the Issuers to the Initial Purchasers, (v) the qualification or registration of the Securities for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky or legal investment memoranda and fees and disbursements of counsel (including local counsel) to the Initial Purchasers relating thereto), (vi) the inclusion of the Securities in the book-entry system of DTC, (vii) the rating of the Securities by rating agencies, (viii) the fees and expenses of the Trustee and its counsel, (ix) the creation and perfection of Liens on the Collateral pursuant to the provisions of the Security Documents, including filing fees, mortgage recording taxes, and the reasonable fees and expenses of counsel in connection therewith and (x) the performance by the Company of its other obligations under the Note Documents.
     (g) To use the proceeds from the sale of the Original Notes in the manner described in the Preliminary Offering Memorandum under the caption “Use of proceeds.”

     (h) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Securities.
     (i) Not to, and not to permit any Subsidiary to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale of the Securities to the Initial Purchasers or any Eligible Purchasers.
     (j) Not to, and to cause its affiliates (as defined in Rule 144 under the Act) not to, resell any of the Securities that have been reacquired by any of them.
     (k) Not to engage, not to allow any Subsidiary to engage, and to cause its other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Securities in the United States.
     (l) Not to engage, not to allow any Subsidiary to engage, and to cause its other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any directed selling effort with respect to the Securities, and to comply with the offering restrictions requirement of Regulation S. Terms used in this Section 4(l) have the meanings given to them by Regulation S.
     (m) From and after the Closing Date, for so long as any of the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Securities in connection with any sale of such Securities and (ii) any prospective purchaser of such Securities from any such holder or beneficial owner designated by the holder or beneficial owner. The Company will pay the expenses of preparing, printing and distributing such documents.
     (n) To comply with their obligations under the Registration Rights Agreement.
     (o) To comply with their obligations under the letter of representations to DTC relating to the approval of the Securities by DTC for “book entry” transfer and to use their best efforts to obtain approval of the Securities by DTC for “book entry” transfer.
     (p) Prior to the Closing Date, to furnish without charge to the Initial Purchasers, (i) all other reports and other communications (financial or otherwise) that the Company mails or otherwise makes available to its security holders and (ii) such other information as the Initial Purchasers shall reasonably request.
     (q) Not to, and not to permit any of its affiliates or anyone acting on its or its affiliates’ behalf to (other than the Initial Purchasers and their affiliates), distribute prior to the Closing Date any offering material in connection with the offer and sale of the Securities other than the Preliminary Offering Memorandum, the Pricing Supplement, any electronic roadshow and the Final Offering Memorandum. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication (as defined below), the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.
     (r) During the period of one year after the Closing Date or, if earlier, until such time as the Securities are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed end investment company required to be registered, but not registered, under the Investment Company Act of 1940.
     (s) In connection with the offering, until the Initial Purchasers shall have notified the Company of the completion of the distribution of the Securities, not to, and not to permit any of its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest, for the purpose of creating actual or apparent active trading in, or of raising the price of, the Securities.
     (t) During the period from the date hereof through and including the date that is 90 days after the date hereof, without the prior written consent of UBS Securities LLC, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any Subsidiary and having a tenor of more than one year.
          5. Representations and Warranties. (a) The Issuers represent and warrant to the Initial Purchasers that, as of the date hereof and as of the Closing Date (references in this Section 5 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):
     (i) Neither the Pricing Disclosure Package, as of the date hereof or as of the Closing Date, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 4(b), if applicable) as of the Closing Date, includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto based upon written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described in Section 9. No order preventing the use of the Preliminary Offering Memorandum, the Pricing Supplement or the Final Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of the Issuers, has been threatened.
     (ii) The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives an “Issuer Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Final

Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Exhibit C hereto and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(q). Each such Issuer Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (iii) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied or will comply in all material respects with the Exchange Act and the rules and regulations of the Commission (the “Rules and Regulations”).
     (iv) There are no securities of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class within the meaning of Rule 144A as the Securities.
     (v) The capitalization of the Company as of the Closing Date will be as set forth in the as further adjusted column under the heading “Capitalization” in the Offering Memorandum. All of the issued and outstanding equity interests of the Company have been duly authorized and are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar right. Attached as Schedule II is a true and complete list of each entity in which the Company has a direct or indirect majority equity or voting interest (each, a “Subsidiary” and, together, the “Subsidiaries”), their jurisdictions of organization, name of its equityholder(s) and percentage of outstanding equity owned of record by each equityholder. All of the issued and outstanding equity interests of each Subsidiary have been duly authorized and validly issued in accordance with the organizational documents of such Subsidiary and are fully paid (to the extent required under the applicable Subsidiary’s organizational documents) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of limited liability company interests in a Delaware limited liability company, and any similar foreign law), were not issued in violation of any preemptive or similar right and the equity interests of each Subsidiary owned by the Company, directly or indirectly through Subsidiaries, are owned free and clear of all liens, encumbrances and defects, except to the extent that such equity interests are subject to (A) transfer restrictions imposed by the Act, the securities or Blue Sky laws of certain jurisdictions, (B) a lien or encumbrance in connection with the Credit Agreement dated as of July 11, 2007, as amended, (the “Credit Agreement”) among the Company, as borrower, the Subsidiaries party thereto, as guarantors, UBS AG, Stamford Branch, as issuing bank, administrative agent and collateral agent and the other lenders party thereto or (C) a lien or encumbrance granted pursuant to the Indenture and the Security Documents. Except as set forth in the Offering Memorandum, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Company or any of the Subsidiaries. No holder of any securities of the Company or any of the Subsidiaries is entitled to have such securities (other than the Securities) registered under any registration statement contemplated by the Registration Rights Agreement, except for any such rights that have been validly waived or satisfied prior to the date hereof.
     (vi) The Company and each Subsidiary is a corporation, limited liability company, or other entity duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with power and authority (limited liability, corporate and other) necessary to own its properties and conduct its business as described in the Offering Memorandum. The Company is duly qualified to do business as a foreign entity in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. A “Material Adverse Effect” means (x) a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and its Subsidiaries, taken as a whole or (y) a material adverse effect on the ability of the Issuers to consummate the Offering on a timely basis. Each Subsidiary is duly qualified or has made the necessary filing requirements and received the necessary approvals, as the case may be, to do business as a foreign limited liability company or corporation, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
     (vii) Each Issuer has all requisite corporate, limited liability company or other power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated hereby, and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Notes.
     (viii) This Agreement has been duly authorized, executed and delivered by each Issuer.
     (ix) The Indenture has been duly authorized by each Issuer and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legally binding and valid obligation of each such Issuer, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought (the “Bankruptcy Exceptions”). The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.
     (x) The Original Notes have been duly authorized for issuance and sale to the Initial Purchasers by the Company, and when authenticated by the Trustee and issued and delivered by the Company against payment therefor by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Original Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. The Original Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum. The Exchange Notes have been, or on or before the Closing Date will be, duly and validly authorized for issuance by the Company, and when authenticated by the Trustee and issued and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.
     (xi) The Guarantees have been duly authorized by each of the Guarantors and, when the Original Notes are authenticated by the Trustee and issued and delivered by the Company against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Bankruptcy Exceptions. The Guarantees, when the Original Notes have been authenticated by the Trustee and issued and delivered by the Company in accordance with the terms of this Agreement and the Indenture, will conform in all material respects to the description thereof in the Offering Memorandum. The guarantees of the Exchange Notes have been, or on or before the Closing Date will be, duly and validly authorized by each of the Guarantors and, when the Exchange Notes are authenticated by the Trustee and issued and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Bankruptcy Exceptions.
     (xii) The Registration Rights Agreement has been duly authorized by each Issuer and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a valid and legally binding obligation of each such Issuer, enforceable against it in accordance with its terms, except that (A) the enforcement thereof may be limited by the Bankruptcy Exceptions and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.
     (xiii) Each of the Security Documents has been duly authorized by each Issuer party thereto and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the other parties thereto), will constitute a valid and legally binding obligation of each such Issuer, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. The Intercreditor Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.
     (xiv) Each of the representations and warranties of the Company or any Subsidiary in any other Note Document is true and correct in all material respects.
     (xv) Neither the Company nor any Subsidiary is (A) in violation of its charter, bylaws or other organizational documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”), or (C) in violation of any law, statute, rule or regulation or any judgment, order or decree of any domestic or foreign court or other governmental or regulatory authority, agency or other body with jurisdiction over any of them or any of their assets or properties (“Governmental Authority”), except, other than in the case of clause (A), for such defaults or violations that would not have, individually or in the aggregate, a Material Adverse Effect.
     (xvi) The execution, delivery and performance of the Note Documents, the grant and perfection of the Liens on the Collateral pursuant to the Security Documents and consummation of the Offering does not and will not (i) violate the charter, bylaws or other organizational documents of the Company or any Subsidiary, (ii) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in a Repayment Event (as defined below), or the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary (other than as created pursuant to the Indenture and the Security Documents) under any of the Agreements and Instruments or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule or regulation, including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System, or any judgment, order or decree of any Governmental Authority, except (other than in the case of clause (i)) for such defaults or violations that would not have, individually or in the aggregate, a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.
     (xvii) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Governmental Authority is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance by the

Company or any Subsidiary of the Note Documents, the grant and perfection of the Liens on the Collateral pursuant to the Security Documents and the consummation of the Offering, except (A) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement, (B) the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in connection with the issuance of the Exchange Notes, if applicable, (C) such consents, approvals and similar authorizations as may be required under any applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Securities by the Initial Purchasers, (D) such filings and recordings with Governmental Authorities as may be required to perfect Liens granted pursuant to the Security Documents and (E) such consents, which if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect. No consents or waivers from any other person or entity are required for the execution, delivery and performance of the Note Documents, the grant and perfection of the Liens on the Collateral pursuant to the provisions of the Security Documents and the consummation of the Offering, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect.
     (xviii) When executed and delivered to the Collateral Agent at the Closing, the Security Documents will create, in favor of the Collateral Agent for the benefit of the Secured Parties (as such term is defined in the Security Agreement) as security for all of the Secured Obligations (as such term is defined in the Security Agreement), a valid and enforceable Lien in the Collateral described therein. When the UCC-1 financing statements delivered at the closing pursuant to Section 8(h) and paragraph (iv) of Annex B hereof (the “UCC Financing Statements”) have been filed with the Secretary of State (or other authorized officer) of the jurisdiction of formation or organization for each Pledgor (as such term is defined in the Security Agreement), such Liens will be perfected Liens (subject only to Permitted Liens) on all Collateral subject to Article 9 of the Uniform Commercial Code (“UCC”) on which a security interest can be perfected by filing. The Company shall file each such UCC Financing Statement in the appropriate governmental office referred to in the preceding sentence. When the ship mortgages delivered at the closing pursuant to Section 8(h) and paragraph (xi) of Annex B hereof (the “Ship Mortgages”) have been filed in the appropriate registry, the Lien of the Ship Mortgages on the Mortgaged Vessels (as defined in Section 8(h) and paragraph (xi) of Annex B hereof) will be valid and enforceable Liens on the Mortgaged Vessels, subject only to Permitted Liens. The Company shall file each such Ship Mortgage in the appropriate vessel registry. With respect to that portion of the Collateral consisting of Pledged Securities (as defined in the Security Agreement) constituting Certificated Securities (as defined in the New York UCC) or Intercompany Notes (as defined in the Security Agreement), upon the Bank Collateral Agent (acting as bailee for the Collateral Agent pursuant to the Intercreditor Agreement) taking possession in the State of New York of such certificates and notes, which are endorsed to the Collateral Agent, its bailee or in blank, the security interest of the Collateral Agent therein is perfected. All such certificates and notes have been delivered to the Bank Collateral Agent endorsed in blank.

     (xix) The public accountants whose reports are included in the Offering Memorandum are independent within the meaning of the Act. The financial statements included in the Offering Memorandum (including the notes thereto) present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis and in compliance with Regulation S X under the Exchange Act, except that the interim financial statements do not include full footnote disclosure. The information set forth under the captions “Offering memorandum summary — Summary consolidated financial data” and “Selected consolidated financial data” included in the Offering Memorandum have been prepared on a basis consistent with that of the audited financial statements of the Company.
     (xx) Except as disclosed in the Offering Memorandum, since the date of the latest audited financial statements included in the Offering Memorandum (A) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (C) there has not been any change in the long term debt of the Company or any Subsidiary.
     (xxi) The assumptions used in the preparation of the pro forma and adjusted financial information included in the Offering Memorandum are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein in the manner referred to therein.
     (xxii) The statistical and market related data and forward looking statements included in the Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The Company has obtained the written consent to the use of such data from such sources to the extent required or as would be required if the offering of the Securities was being registered pursuant to the rules and regulations of the Commission.
     (xxiii) As of the date hereof and as of the Closing Date, immediately prior to and immediately following the consummation of the Offering, each Issuer is and will be Solvent. As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (A) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (B) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (C) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (D) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (E) such person is able to pay its debts as they become due and payable.
     (xxiv) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated in the Pricing Disclosure Package or the Final Offering Memorandum.
     (xxv) Except as disclosed in the Offering Memorandum, there are no pending, or, to the Company’s knowledge, threatened actions, suits or proceedings against the Company, any of its Subsidiaries or to which any of their respective properties are subject that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (xxvi) No labor dispute, strike or work stoppage with or by the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that would have a Material Adverse Effect.
     (xxvii) Except as disclosed in the Offering Memorandum, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any Governmental Authority, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
     (xxviii) The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate Governmental Authorities necessary to conduct the business now operated by them, except where the lack thereof would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (xxix) Except as disclosed in the Offering Memorandum, the Company and its Subsidiaries (A) have good and indefeasible title to all real property and good title to all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them and, (B) hold any leased real or personal property (including, without limitation, any Collateral that is leased) under valid, subsisting and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, except, in each case,

(A) for such liens, encumbrances, defects or exceptions that would not have a Material Adverse Effect, (B) liens or encumbrances created pursuant to the Indenture or Security Documents and (C) liens or encumbrances permitted by the Indenture and Security Documents.
     (xxx) The Company and its Subsidiaries own, possess, license or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the lack thereof would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (xxxi) All tax returns required to be filed by the Company or any Subsidiary have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP or those currently payable without penalty or interest and except where the failure to make such required filings or payments would not, individually or in the aggregate, have a Material Adverse Effect.
     (xxxii) Neither the Company nor any Subsidiary has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.
     (xxxiii) Neither the Company nor any Subsidiary is, or after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum will be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (xxxiv) Each Note Document conforms in all material respects to the description thereof contained in each of the Pricing Disclosure Package and the Offering Memorandum.
     (xxxv) The statements in the Preliminary Offering Memorandum and the Final Offering Memorandum under the headings “Description of the notes,” “Exchange offer; registration rights,” “Certain United States federal income tax considerations,” “Legal matters” and under the subheading “Business—

Regulation” fairly summarize the matters therein described in all material respects.
     (xxxvi) Neither the Company nor any of its Subsidiaries or affiliates, nor, to the Company’s knowledge, any director, officer, employee, agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (xxxvii) The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (xxxviii) (A) Neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (1) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
     (B) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
     (C) The Entity represents and covenants that, for the past five years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     (xxxix) The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (xl) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any Subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (xli) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act) has, directly or through any person acting on its or their behalf (other than any Initial Purchaser, as to which no representation is made), (A) taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Securities in a manner that would require registration of the Securities under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Issuer in a manner that would require registration of the Securities under the Act, (C) sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of any security (as defined in the Act) that is currently or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act or (D) engaged in any directed selling effort (as defined by Regulation S) with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S.
     (xlii) No form of general solicitation or general advertising (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by the Company or any person acting on its behalf (other than any Initial Purchaser, as to which no representation is made) in connection with the offer and sale of any of the Securities or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or the Internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising within the meaning of Regulation D under the Act. Neither the Company nor any of its affiliates has entered into, or will enter into, any contractual arrangement with respect to the distribution of the Securities except for this Agreement.
     (xliii) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Pricing Disclosure Package and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     (xliv) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Pricing Disclosure Package or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (xlv) Except as described in the section entitled “Plan of distribution” in the Offering Memorandum, there are no contracts, agreements or understandings between the Company or any Subsidiary and any person that would give rise to a valid claim against the Company, any Subsidiary or any of the Initial Purchasers for a brokerage commission, finder’s fee or other like payment in connection with the issuance, purchase and sale of the Securities.
     (xlvi) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
          Each certificate signed by any officer of any Issuer and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuers to the Initial Purchasers as to the matters covered by such certificate.

          The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 of this Agreement, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Company hereby consents to such reliance.
     (b) Each Initial Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Act) and acknowledges that it is purchasing the Securities pursuant to a private sale exemption from registration under the Act, and that the Securities have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser, severally and not jointly, represents, warrants and covenants to the Issuers that:
     (i) Neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and it has and will solicit offers for the Securities only from, and will offer and sell the Securities only to, (1) persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (2) persons other than U.S. persons outside the United States in reliance on, and in compliance with, the exemption from the registration requirements of the Act provided by Regulation S.
     (ii) With respect to offers and sales outside the United States, such Initial Purchaser has offered the Securities and will offer and sell the Securities (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither such Initial Purchasers nor any person acting on their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S. Terms used in this Section 5(b)(ii) have the meanings given to them by Regulation S.
          Each Initial Purchaser severally agrees that, at or prior to confirmation of a sale of Securities pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:
     “The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to or for the account or benefit of, U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S.”
          The Initial Purchasers understand that the Issuers and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and each Initial Purchaser hereby consents to such reliance.
          6. Indemnification. (a) The Issuers, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, “Losses”) to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, any Issuer Written Communication (including, but not limited to, any electronic roadshow), the Final Offering Memorandum, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that none of the Issuers will be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to an Initial Purchaser made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser through the Representatives expressly for use therein. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including, but not limited to, liability under this Agreement.
     (b) Each Initial Purchaser, severally, and not jointly, agrees to indemnify and hold harmless the Issuers, and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any of the Issuers and the agents, employees, officers and directors of any such controlling person from and against any and all Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Final Offering Memorandum, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to such Initial Purchaser made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Initial Purchaser through the Representatives expressly for use therein.
     (c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an “action”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Securities (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total discount and commissions received by the Initial Purchasers. The relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an Issuer or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.
          The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Securities purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls an Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of an Issuer shall have the same rights to contribution as the Issuers. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

          8. Conditions of Initial Purchasers’ Obligations. The obligations of the Initial Purchasers to purchase and pay for the Securities, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:
     (a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the date of this Agreement and on the Closing Date. The Issuers shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date. The Initial Purchasers shall have received a certificate, dated the Closing Date, signed by the chief executive officer and chief financial officer of the Company, certifying as to the foregoing and to the effect in Section 8(c).
     (b) The Final Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers as required by Section 4(b). No stop order suspending the qualification or exemption from qualification of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.
     (c) Since the execution of this Agreement, there shall not have been any decrease in the rating of any debt or preferred stock of the Company or any Subsidiary by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (d) The Initial Purchasers shall have received on the Closing Date opinions dated the Closing Date, addressed to the Initial Purchasers, of (i) Andrews Kurth LLP, counsel to the Company, (ii) James W. Noe, general counsel of the Company, (iii) Maples and Calder, local counsel to the Company in the Cayman Islands and (iv) Seward and Kissel, counsel to the Company, substantially in the form of Exhibits B 1, B-2, B 3 and B-4 attached hereto.
     (e) The Initial Purchasers shall have received on the Closing Date an opinion dated the Closing Date of Vinson & Elkins L.L.P., counsel to the Initial Purchasers, in form and substance satisfactory to the Representatives. Such counsel shall have been furnished with such certificates and documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.
     (f) On the date hereof, the Initial Purchasers shall have received “comfort letters” from (x) Ernst & Young LLP, the independent public accountants for the Company, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Representatives and counsel to the Initial Purchasers, covering certain of the financial and accounting information in the Preliminary Offering Memorandum and the Pricing Supplement and (y) Grant Thornton LLP, the former independent public accountants for the Company, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Representatives and counsel to the Initial Purchasers, covering certain of the financial and accounting information in the Preliminary Offering Memorandum and the Pricing Supplement. In addition, the Initial Purchaser shall have received a “bring down comfort letter” from each of Ernst & Young LLP and Grant Thornton LLP, each dated as of the Closing Date, addressed to the Initial Purchasers and addressing the matters in the “comfort letter” delivered on the date hereof pursuant to clauses (x) and (y), respectively, of the preceding sentence, except that (i) each “bring-down comfort letter” shall cover the financial and accounting information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 5 days prior to the Closing Date, and otherwise in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.
     (g) The Issuers and the Trustee shall have executed and delivered the Indenture and the Security Documents and the Initial Purchasers shall have received copies thereof. The Issuers shall have executed and delivered the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.
     (h) In accordance with the terms of the Indenture, the Initial Purchasers and the Trustee shall have received (or, in the case of possessory Collateral, such documents shall be in the possession of the Bank Collateral Agent in accordance with the terms of the Intercreditor Agreement) each of the documents set forth on Annex B hereto which shall be reasonably satisfactory in form and substance to the Initial Purchasers, the Trustee and each of their respective counsel with respect to the Collateral, as appropriate, and shall have taken the actions set forth on Annex B hereto:
     (i) The Initial Purchasers shall have been furnished with wiring instructions for the application of the proceeds of the Securities in accordance with this Agreement and such other information as they may reasonably request.
     (j) All agreements set forth in the blanket representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer shall have been complied with.
     (k) The Trustee, as Collateral Agent, shall have entered into the intercreditor agreement (the “Intercreditor Agreement”) among the Trustee, UBS AG, Stamford Branch, as bank collateral agent, the Company and each Guarantor, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.
     (l) Wilmington Trust Company, as mortgage trustee for the benefit of the Collateral Agent on behalf of the holders of the Notes (the “Mortgage Trustee”), shall have entered into the mortgage trust agreement (the “Mortgage Trust Agreement”) between the Mortgage Trustee and the Collateral Agent, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.
     If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled (or waived by the Initial Purchasers), this Agreement may be terminated by the Initial Purchasers on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party.
     The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchasers on the Closing Date.
          9. Initial Purchasers Information. The Company and the Initial Purchasers severally acknowledge that, for all purposes (including Sections 5(a)(i) and 6), the statements relating to stabilizing transactions, syndicate covering transactions and penalty bids set forth in the seventh and eighth paragraphs under “Plan of distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum constitute the only information furnished in writing by or behalf of any Initial Purchaser expressly for use in the Pricing Disclosure Package or the Final Offering Memorandum.
          10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Original Notes to and by the Initial Purchasers. The agreements contained in Sections 4(f), 6, 7, 9 and 11(d) shall survive the termination of this Agreement, including pursuant to Section 11.
          11. Effective Date of Agreement; Termination. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.
     (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers’ part to the Company or any affiliate thereof if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed under this Agreement when and as required; (ii) any other condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by the Issuers pursuant to Section 8 is not fulfilled when and as required in any material respect; (iii) trading in any securities of the Company shall be suspended or limited by the Commission or The NASDAQ Global Select Market, or (iv) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Select Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction; (v) a general moratorium shall have been declared by either Federal, New York State, or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; (vi) there is an outbreak or escalation of hostilities or national or international calamity in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis

(economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the judgment of UBS Securities LLC, impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package; or (vii) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the judgment of UBS Securities LLC, to make it inadvisable or impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package.
     (c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone or facsimile, confirmed in writing by letter.
     (d) If this Agreement shall be terminated pursuant to Section 11(b)(other than solely pursuant to clauses (iv), (v), (vi) or (vii) thereof), or if the sale of the Securities provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Issuers to satisfy any condition to the obligations of the Initial Purchasers set forth in this Agreement to be satisfied or because of any refusal, inability or failure on the part of the Issuers to perform any agreement in this Agreement or comply with any provision of this Agreement, the Issuers, jointly and severally, will reimburse the Initial Purchasers for all of their reasonable out of pocket expenses (including, without limitation, the fees and expenses of the Initial Purchasers’ counsel) incurred in connection with this Agreement and the transactions contemplated hereby.
     (e) If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 11(e), the Closing Date shall be postponed for such period, not exceeding seven Business Days, as UBS Securities LLC shall determine in order that the required changes in the Final Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.
          12. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered or telecopied and confirmed in writing to c/o UBS Securities LLC, 677 Washington Blvd., Stamford, Connecticut 06901 (fax number: 203 719 3667), Attention: High Yield Syndicate Department, with a copy for information purposes only to UBS Securities LLC, 677 Washington Blvd., Stamford, Connecticut 06901 (fax number: 203-719-0680), Attention: Legal and Compliance Department; and if sent to the Issuers, shall be mailed, delivered or telecopied and confirmed in writing to Hercules Offshore, Inc. 9 Greenway Plaza, Suite 2200 Houston, Texas (fax: 713-350-5105), Attention: Chief Financial Officer.
          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next day air courier.
          13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Issuers and the other indemnified parties referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.
          14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law).
          15. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Issuers hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Issuers hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Issuers agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Issuers and may be enforced in any other courts in the jurisdiction of which the Issuers are or may be subject, by suit upon such judgment.
          16. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.
          17. Counterparts. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.

          18. No Fiduciary Relationship. The Issuers hereby acknowledge that the Initial Purchasers are acting solely as initial purchasers in connection with the purchase and sale of the Securities. The Issuers further acknowledge that each of the Initial Purchasers is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that any Initial Purchaser act or be responsible as a fiduciary to the Issuers, their management, stockholders, creditors or any other person in connection with any activity that such Initial Purchaser may undertake or has undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to the Issuers, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Issuers hereby confirm their understanding and agreement to that effect. The Issuers and each Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by any Initial Purchaser to the Issuers regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Issuers. The Issuers hereby waive and release, to the fullest extent permitted by law, any claims that such Issuers may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Issuers in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
[Signature Pages Follow]

          If the foregoing Purchase Agreement correctly sets forth the understanding among the Issuers and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Initial Purchasers.

HERCULES OFFSHORE, INC.
By:	/s/ James W. Noe
	Name:	James W. Noe
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

CLIFFS DRILLING COMPANY
CLIFFS DRILLING TRINIDAD L.L.C.
HERCULES DRILLING COMPANY, LLC
THE HERCULES OFFSHORE DRILLING
     COMPANY LLC
THE OFFSHORE DRILLING COMPANY
THE ONSHORE DRILLING COMPANY
TODCO AMERICAS INC.
TODCO INTERNATIONAL INC.
TODCO MANAGEMENT SERVICES, INC.
TODCO MEXICO INC.

By:	/s/ James W. Noe
	Name:	James W. Noe
	Title:	Vice President and Secretary

HERCULES LIFTBOAT COMPANY, LLC HERCULES OFFSHORE SERVICES LLC
By:	/s/ James W. Noe
	Name:	James W. Noe
	Title:	Secretary

HERCULES OFFSHORE HOLDINGS, LTD. HERCULES OFFSHORE MIDDLE EAST, LTD.
By:	/s/ Don P. Rodney
	Name:	Don P. Rodney
	Title:	President

DELTA TOWING HOLDINGS, LLC DELTA TOWING, LLC
By:	/s/ James W. Noe
	Name:	James W. Noe
	Title:	President and Chief Executive Officer

Signature Page

Confirmed and accepted as of the date first above written:
UBS Securities LLC
Banc of America Securities LLC
Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
Capital One Southcoast, Inc.
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
Mizuho Securities USA Inc.
Fortis Securities LLC
Comerica Securities, Inc.
Natixis Bleichroeder Inc.

By:	UBS SECURITIES LLC
BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANK SECURITIES INC. MORGAN STANLEY & CO. INCORPORATED, as Representatives of the several Initial Purchasers

UBS SECURITIES LLC
By:	/s/ Francisco Pino-Leite
	Name:	Francisco Pinto-Leite
	Title:	Executive Director

By:	/s/ Michele R. Cousins
	Name:	Michele R. Cousins
	Title:	Director

BANC OF AMERICA SECURITIES LLC
By:	/s/ Lex Maultsby
	Name:	Lex Maultsby
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.
By:	/s/ Sten L. Gustafson
	Name:	Sten L. Gustafson
	Title:	Managing Director

By:	/s/ Jim Rodgers
	Name:	Jim Rodgers
	Title:	Managing Director
Signature Page

MORGAN STANLEY & CO. INCORPORATED
By:	/s/ John T. Roche
	Name:	John T. Roche
	Title:	Vice President

Signature Page

Annex A
Term sheet containing the terms of the securities, substantially in the form of Exhibit C.

Annex A-1

Annex B
In accordance with the terms of the Indenture, the Initial Purchasers and the Trustee shall have received (or, in the case of possessory Collateral, such documents shall be in the possession of the Bank Collateral Agent in accordance with the terms of the Intercreditor Agreement).each of the following documents which shall be reasonably satisfactory in form and substance to the Initial Purchasers, the Trustee and each of their respective counsel with respect to the Collateral, as appropriate, and shall have taken the following actions:
     (i) policies or certificates of insurance as required by the Security Documents, which policies or certificates shall bear endorsements of the character required pursuant to the Security Documents;
     (ii) a Perfection Certificate containing information about the Pledgors and the Collateral needed in order to perfect a security interest in the Collateral (the “Perfection Certificate”);
     (iii) the intercompany notes executed by and among the Company and certain of its Subsidiaries identified in the Perfection Certificate, which shall have been duly and validly pledged thereunder to the Collateral Agent for the benefit of the holders of the Notes, and shall have been delivered to the Collateral Agent (or the Bank Collateral Agent, as agent or gratuitous bailee, pursuant to the Intercreditor Agreement), accompanied by instruments of transfer undated and endorsed in blank;
     (iv) UCC-1 financing statements for each of the Pledgors (as such term is defined in the Security Agreement), together with all schedules and exhibits to such financing statements, in appropriate form for filing with the Secretary of State (or other authorized officer) of the jurisdiction of formation or organization for such Pledgor, covering the Collateral described therein as being covered thereby, filings with the United States Patent and Trademark Office and United States Copyright Office and such other documents under applicable requirements of law in each jurisdiction as may be necessary or appropriate or, in the reasonable opinion of any of the Initial Purchasers, the Trustee and their respective counsel, desirable to perfect the Liens created, or purported to be created, by the Security Documents;
     (v) termination statements (or copies of authorizations to file termination statements) with respect to filings under the UCC necessary to release all Liens (other than Permitted Liens) of any person in any Collateral described in the Security Documents previously granted by any person;
     (vi) copies of UCC, United States Patent and Trademark Office and United States Copyright Office tax and judgment lien searches, and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Issuer (under its present name and any previous names used in the preceding five years) as debtor and that are filed in those states in which any Issuer is organized and such other searches that the Initial Purchasers deem necessary or appropriate, none of which shall encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens);

Annex B-1

     (vii) evidence acceptable to the Initial Purchasers of payment or arrangements for payment by the Issuers of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents;
     (viii) certificates of ownership or abstracts of title or comparable documents from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) (A) the registered ownership of each Mortgaged Vessel (as defined below) by the relevant Issuer and (B) all effective mortgages, lien notices or comparable documents that name any Issuer as debtor and that are filed in those jurisdictions in which a vessel of such Issuer is registered, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens);
     (ix) a copy of the Certificate of Financial Responsibility for each Mortgaged Vessel required by the Minerals Management Service or the United States Coast Guard to be covered by such a certificate;
     (x) other searches that the Initial Purchasers deem necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens);
     (xi) with respect to each Issuer which owns a vessel that is subject to a Lien securing the Credit Agreement (each such vessel, a “Mortgaged Vessel” and, collectively, the “Mortgaged Vessels”), a preferred mortgage or preferred fleet mortgage of such vessel satisfying the requirements set forth in the Indenture, duly authorized, executed and delivered by such Issuer, and recorded (or subject to arrangements satisfactory to the Initial Purchasers for the recording thereof) in the appropriate vessel registry, which Ship Mortgage shall be effective to create in favor of the Mortgage Trustee, for the benefit of the Trustee and/or the Collateral Agent and the holders of the Notes, a legal, valid and enforceable security interest, in and lien upon such vessels, subject only to Permitted Liens;
     (xii) all certificates or instruments (if any) representing or evidencing the Collateral in suitable form to transfer by delivery or accomplished by duly executed instruments of transfer or assignment in blank;
     (xiii) a certificate of the Company, signed by its chief executive officer and chief financial officer, to the effect that the Issuers have performed, in all material respects, all covenants and agreements described in Section 8(h) and this Annex B and satisfied, in all material respects, all conditions on its part to be performed or satisfied hereunder;
     (xiv) the certificates representing all the outstanding equity interests owned by any Issuer in each Domestic Subsidiary (as defined in the Pricing Disclosure Package) identified in the Perfection Certificate, which shall have been duly and validly pledged thereunder to the Collateral Agent for the benefit of the holders of the Notes, have been delivered to the Bank Collateral Agent in accordance with the Intercreditor Agreement, accompanied by instruments of transfer and stock powers endorsed in blank;

Annex B-2

     (xv) (a) each Issuer shall have authorized, executed and delivered all documents and taken all actions necessary or appropriate to grant in favor of the Collateral Agent for the benefit of the Secured Parties a fully perfected pledge of and security interest in 66% of the equity interests owned by any Issuer in each existing direct Foreign Subsidiary (as defined in the Pricing Disclosure Package), under the laws of the jurisdiction of organization of the applicable Subsidiary (including, without limitation, the filing of registrations and financing statements (or the foreign equivalent, if applicable), and the delivery of all certificates, agreements or instruments representing such equity interests, accompanied by instruments of transfer endorsed in blank to the extent required or permitted under the jurisdiction of organization of the applicable Issuer of such Equity Interests) and (b) the Collateral Agent shall have received, on behalf of itself and the holders of the Notes, a favorable written opinion of each of outside counsel, substantially to the extent set forth in Exhibits B-1, B-3 and B-4, (1) dated as of the Closing Date and (2) addressed to the Trustee, the Collateral Agent and the Initial Purchasers;
     (xvi) all Security Documents shall have been executed by the respective parties thereto in form and substance reasonably satisfactory to the Initial Purchasers; and
     (xvii) such other documents, approvals, affidavits, opinions or certificates as the Trustee or the Initial Purchasers may reasonably request in form and substance reasonably satisfactory to the Trustee or the Initial Purchasers, as the case may be.

Annex B-3

Schedule I

Principal Amount of
Initial Purchaser	Notes to Be Purchased
UBS Securities LLC	$75,000,000
Banc of America Securities LLC	75,000,000
Deutsche Bank Securities Inc.	37,500,000
Morgan Stanley & Co. Incorporated	24,000,000
Capital One Southcoast, Inc.	18,000,000
Credit Suisse Securities (USA) LLC	18,000,000
Goldman, Sachs & Co.	18,000,000
Mizuho Securities USA Inc.	12,000,000
Fortis Securities LLC	7,500,000
Comerica Securities, Inc.	7,500,000
Natixis Bleichroeder Inc.	7,500,000

Total	$300,000,000

Schedule II

	Jurisdiction of	Equity Holder
Subsidiary	Organization	and % Held by each
Cliffs Drilling (Barbados) Holdings SRL	Barbados	TODCO Trinidad Ltd. (99.99%); Cliffs Drilling Trinidad, L.L.C. (0.01%)
Cliffs Drilling (Barbados) SRL	Barbados	Cliffs Drilling (Barbados) Holdings SRL (99.99%); Cliffs Drilling Trinidad, L.L.C. (0.01%)
Cliffs Drilling Company	Delaware	THE Hercules Offshore Drilling Company LLC (100%)
Cliffs Drilling Trinidad L.L.C.	Delaware	Cliffs Drilling Company (100%)
Cliffs Drilling Trinidad Offshore Limited	Trinidad	Cliffs Drilling (Barbados) SRL (100%)
Delta Towing Holdings, LLC	Delaware	THE Offshore Drilling Company (100%)
Delta Towing, LLC	Delaware	Delta Towing Holdings, LLC (100%)
Hercules Drilling Company, LLC	Delaware	Hercules Offshore, Inc. (100%)
Hercules International Asset Company, Ltd.	Cayman Islands	Hercules Oilfield Services Ltd. (100%)
Hercules International Drilling Ltd.	Cayman Islands	Hercules International Management Company Ltd. (100%)
Hercules International Finance Company, Ltd.	Cayman Islands	Hercules Offshore Services LLC (100%)
Hercules International Holdings, Ltd.	Cayman Islands	Hercules Offshore Services LLC (100%)
Hercules International Management Company Ltd.	Cayman Islands	Hercules International Holdings, Ltd. (100 ordinary shares);Hercules Oilfield Services Ltd. (1,000 preferred shares) (collectively constituting 100% of the outstanding equity)
Hercules International Offshore, Ltd.	Cayman Islands	Hercules Offshore Services LLC (100%)
Hercules Liftboat Company, LLC	Delaware	Hercules Offshore, Inc. (100%)
Hercules Marketing International, Ltd.	Cayman Islands	Hercules Oilfield Services Ltd. (100%)
Hercules Offshore (Nigeria) Limited	Nigeria	Hercules Offshore International, LLC (100%)
Hercules Offshore Arabia, Ltd.	Cayman Islands	Hercules Offshore Middle East Ltd. (100%)
Hercules Offshore Disaster Relief Fund	Texas	No shareholders
Hercules Offshore Holdings Ltd.	Cayman Islands	Hercules Offshore Services LLC (100%)
Hercules Offshore International, LLC	Delaware	Hercules Oilfield Services Ltd. (100%)
Hercules Offshore Labuan Corporation	Malaysia	Hercules International Drilling Ltd. (100%)
Hercules Offshore Liftboat Company, LLC	Delaware	Hercules Offshore, Inc. (100%)
Hercules Offshore Middle East Ltd.	Cayman Islands	Hercules Offshore Holdings Ltd. (100%)
Hercules Offshore Services LLC	Delaware	Hercules Offshore, Inc. (100%)
Hercules Oilfield Services Ltd.	Cayman Islands	Hercules International Holdings, Ltd. (100%)
Hercules Tanjung Asia Sdn. Bhd.	Malaysia	Hercules International Holdings, Ltd. (49%); Tanjung Offshore Services Sdn. Bhd.(51%)
HQ Ltd.	Cayman Islands
Offshore Towing, Inc.	Louisiana	Delta Towing, LLC (100%)

	Jurisdiction of	Equity Holder
Subsidiary	Organization	and % Held by each
Servicios TODCO S. de R.L. de C.V.	Mexico	TODCO Mexico Inc. (100%)
THE Hercules Offshore Drilling Company LLC	Delaware	Hercules Offshore, Inc. (100%)
THE Offshore Drilling Company	Delaware	THE Hercules Offshore Drilling Company LLC (100%)
THE Onshore Drilling Company	Delaware	Cliffs Drilling Company (100%)
TODCO Americas Inc.	Delaware	Cliffs Drilling Company (100%)
TODCO International Inc.	Delaware	THE Hercules Offshore Drilling Company LLC (100%)
TODCO Management Services, Inc.	Delaware	THE Hercules Offshore Drilling Company LLC (100%)
TODCO Mexico Inc.	Delaware	THE Offshore Drilling Company (100%)
TODCO Servicios de Apóio Marítima Ltda.	Brazil	THE Offshore Drilling Company (100%)
TODCO Trinidad Ltd.	Cayman Islands	Cliffs Drilling Company (100%)

Schedule III
Local and Vessel Mortgage Counsel
Cayman Islands — Maples and Calder
Vessel Mortgages — Seward and Kissel

Exhibit A
FORM OF REGISTRATION RIGHTS AGREEMENT

A-1

REGISTRATION RIGHTS AGREEMENT
Dated as of October [___], 2009
By and Among
Hercules Offshore, Inc.,
the Guarantors named herein
and
UBS SECURITIES LLC,
BANC OF AMERICA SECURITIES LLC,
DEUTSCHE BANK SECURITIES INC.,
MORGAN STANLEY & CO. INCORPORATED,
CAPITAL ONE SOUTHCOAST, INC.,
CREDIT SUISSE SECURITIES (USA) LLC,
GOLDMAN, SACHS & CO.,
MIZUHO SECURITIES USA INC.,
COMERICA SECURITIES, INC.,
FORTIS SECURITIES LLC
and
NATIXIS BLEICHROEDER INC.,
as Initial Purchasers
10.50% Senior Secured Notes due 2017

-i-

REGISTRATION RIGHTS AGREEMENT
          This Registration Rights Agreement (this “Agreement”) is dated as of October [___], 2009, by and among Hercules Offshore, Inc. a Delaware corporation (the “Company”), and each of the Guarantors (as defined herein) (the Company and the Guarantors are referred to collectively herein as the “Issuers”), on the one hand, and UBS Securities LLC, Banc of America Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (the “Representatives”) and Capital One Southcoast, Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Mizuho Securities USA Inc., Comerica Securities, Inc., Fortis Securities LLC and Natixis Bleichroeder Inc. (together with the Representatives, the “Initial Purchasers”), on the other hand.
          This Agreement is entered into in connection with the Purchase Agreement, dated as of October 8, 2009, by and among the Issuers and the Initial Purchasers (the “Purchase Agreement”), relating to the offering of $300,000,000 aggregate principal amount of 10.50% Senior Secured Notes due 2017 of the Company (including the guarantees thereof by the Guarantors, the “Notes”). The execution and delivery of this Agreement is a condition to the Initial Purchasers’ obligation to purchase the Notes under the Purchase Agreement.
          The parties hereby agree as follows:
     Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
          “action” shall have the meaning set forth in Section 7(c) hereof.
          “Advice” shall have the meaning set forth in Section 5 hereof.
          “Affiliate” of any specified Person shall mean any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.
          “Agreement” shall have the meaning set forth in the first introductory paragraph hereto.
          “Applicable Period” shall have the meaning set forth in Section 2(b) hereof.
          “Board of Directors” shall have the meaning set forth in Section 5 hereof.
          “Business Day” shall mean a day that is not a Legal Holiday.
          “Commission” shall mean the U.S. Securities and Exchange Commission.
          “Company” shall have the meaning set forth in the introductory paragraph hereto and shall also include the Company’s permitted successors and assigns.
          “Damages Payment Date” shall have the meaning set forth in Section 4(b) hereof.
          “day” shall mean a calendar day.

          “Delay Period” shall have the meaning set forth in Section 5 hereof.
          “Effectiveness Period” shall have the meaning set forth in Section 3(b) hereof.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Exchange Date” shall have the meaning set forth in Section 2(a) hereof.
          “Exchange Notes” shall have the meaning set forth in Section 2(a) hereof.
          “Exchange Offer” shall have the meaning set forth in Section 2(a) hereof.
          “Exchange Offer Registration Statement” shall have the meaning set forth in Section 2(a) hereof.
          “FINRA” shall have the meaning set forth in Section 5(s) hereof.
          “Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used by the Company in connection with the sale of the Notes or the Exchange Notes.
          “Freely Tradable” shall mean, with respect to any Note, a Note (i) that, at the time of determination, would be permitted to be sold to the public without limitation in accordance with Rule 144 by a Person who is not an Affiliate of the Company, (ii) with respect to which the Company has enabled the applicable Holder to have any restrictive legends relating to the Securities Act removed and (iii) that bears an unrestricted CUSIP number.
          “Guarantors” means each subsidiary of the Company listed on the signature page to this Agreement and each Person who executes and delivers a counterpart of this Agreement after the date hereof pursuant to Section 11(e) hereof.
          “Holder” shall mean any holder of a Registrable Note or Registrable Notes.
          “Indenture” shall mean the Indenture, dated as of [October [___], 2009, by and among the Issuers and US Bank National Association as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.
          “Initial Purchasers” shall have the meaning set forth in the first introductory paragraph hereof.
          “Inspectors” shall have the meaning set forth in Section 5(n) hereof.
          “Issue Date” shall mean October [___], 2009, the date of original issuance of the Notes.
          “Issuers” shall have the meaning set forth in the first introductory paragraph hereto and shall also include the Issuers’ permitted successors and assigns.
          “Legal Holiday” shall mean a Saturday, a Sunday or a day on which banking institutions in New York, New York are required by law, regulation or executive order to remain closed.

          “Liquidated Damages” shall have the meaning set forth in Section 4(a) hereof.
          “Losses” shall have the meaning set forth in Section 7(a) hereof.
          “Notes” shall have the meaning set forth in the second introductory paragraph hereto.
          “Participant” shall have the meaning set forth in Section 7(a) hereof.
          “Participating Broker-Dealer” shall have the meaning set forth in Section 2(b) hereof.
          “Person” shall mean an individual, trustee, corporation, partnership, joint venture association, joint stock company, trust, unincorporated limited liability company, government or any agency or political subdivision thereof or any other entity.
          “Private Exchange” shall have the meaning set forth in Section 2(b) hereof.
          “Private Exchange Notes” shall have the meaning set forth in Section 2(b) hereof.
          “Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
          “Purchase Agreement” shall have the meaning set forth in the second introductory paragraph hereof.
          “Records” shall have the meaning set forth in Section 5(n) hereof.
          “Registrable Notes” shall mean each Note upon its original issuance and at all times subsequent thereto, each Exchange Note as to which Section 2(c)(iii) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, in each case until (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iii) hereof is applicable, the Exchange Offer Registration Statement) covering such Note, Exchange Note or Private Exchange Note has been declared effective by the Commission and such Note, Exchange Note or such Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes that may be resold without restriction under state and federal securities laws, (iii) such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) such Note is Freely Tradable.
          “Registration Default” shall have the meaning set forth in Section 4(a) hereof.
          “Registration Statement” shall mean any appropriate registration statement of the Issuers covering any of the Registrable Notes filed with the Commission under the Securities Act, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
          “Representatives” shall have the meaning set forth in the first introductory paragraph hereto.
          “Requesting Participating Broker-Dealer” shall have the meaning set forth in Section 2(b) hereof.
          “Rule 144” shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not Affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.
          “Rule 144A” shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.
          “Rule 415” shall mean Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.
          “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Shelf Filing Event” shall have the meaning set forth in Section 2(c) hereof.
          “Shelf Registration” shall have the meaning set forth in Section 3(a) hereof.
          “Shelf Registration Statement” shall mean a Registration Statement filed in connection with a Shelf Registration.
          “TIA” shall mean the Trust Indenture Act of 1939, as amended.
          “Trustee” shall mean the trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Notes and Private Exchange Notes.
          “underwritten registration or underwritten offering” shall mean a registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.
     Section 2. Exchange Offer
          (a) The Issuers shall (i) file a Registration Statement (the “Exchange Offer Registration Statement”) with the Commission on an appropriate registration form with respect to a registered offer (the “Exchange Offer”) to exchange any and all of the Registrable Notes for a like aggregate principal amount of notes (including the guarantees with respect thereto, the “Exchange Notes”) that are identical in all material respects to the Notes (except that the Exchange Notes shall not contain restrictive legends, terms with respect to transfer restrictions or Liquidated Damages upon a Registration Default), (ii) use their reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act, (iii) upon the Exchange Offer Registration Statement being declared effective by the

Commission, offer the Exchange Notes in exchange for surrender of the Notes, (iv) keep the Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date the notice of the Exchange Offer is mailed to Holders, and (v) use their reasonable efforts to consummate the Exchange Offer within 220 days after the Issue Date (the “Exchange Date”); provided, however, that, subject to Section 2(c) and Section 4(a), the Issuers shall not be required to file the Exchange Offer Registration Statement, commence the Exchange Offer or consummate the Exchange Offer if all of the Notes held by Holders eligible to participate in such Exchange Offer are Freely Tradable on the Exchange Date.
          Each Holder that participates in the Exchange Offer will be required to represent to the Issuers in writing that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) it is not an affiliate of the Company or any Guarantor as defined by Rule 405 of the Securities Act, or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and (v) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes.
          (b) The Issuers and the Initial Purchasers acknowledge that the staff of the Commission has taken the position that any broker-dealer that elects to exchange Notes that were acquired by such broker-dealer for its own account as a result of market-making or other trading activities for Exchange Notes in the Exchange Offer (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes (other than a resale of an unsold allotment resulting from the original offering of the Notes).
          The Issuers and the Initial Purchasers also acknowledge that the staff of the Commission has taken the position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.
          In light of the foregoing, if requested by a Participating Broker-Dealer (a “Requesting Participating Broker-Dealer”), the Issuers agree to use their reasonable efforts to keep the Exchange Offer Registration Statement continuously effective for a period of 180 days after the date on which the Exchange Registration Statement is declared effective, or such longer period if extended pursuant to any Delay Period in accordance with the last paragraph of Section 5 hereof (such period, the “Applicable Period”), or such earlier date as all Requesting Participating Broker-Dealers shall have notified the Company in writing that such Requesting Participating Broker-Dealers have resold all Exchange Notes acquired in the Exchange Offer. The Issuers shall include a plan of distribution in such Exchange Offer Registration Statement that meets the requirements set forth in the preceding paragraph.
           If, prior to consummation of the Exchange Offer, any Initial Purchaser or any Holder, as the case may be, holds any Notes acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or if any Holder is not entitled to participate in the Exchange Offer, the Issuers upon the request of any such Initial Purchaser or any such Holder, as the case may be, shall simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to any such Initial Purchaser or any such Holder, as the case may be, in exchange (the “Private Exchange”) for such Notes held by any such Initial Purchaser or any such Holder, as the case may be, a like principal amount of notes (the “Private Exchange Notes”) of the Issuers that are identical in all material respects to the Exchange Notes except that the Private Exchange Notes may be subject to restrictions on transfer and bear a legend to such effect. The Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Notes and bear the same CUSIP number as the Exchange Notes.
          For each Note surrendered in the Exchange Offer, the Holder will receive an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note and Private Exchange Note issued pursuant to the Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the Issue Date.
          Upon consummation of the Exchange Offer in accordance with this Section 2, the Issuers shall have no further registration obligations other than the Issuers’ continuing registration obligations with respect to (i) Private Exchange Notes, (ii) Exchange Notes held by Participating Broker-Dealers and (iii) Notes or Exchange Notes as to which clause (c)[(iv)] of this Section 2 applies.
          In connection with the Exchange Offer, the Issuers shall:
     (1) mail or cause to be mailed to each Holder entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;
     (2) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;
     (3) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and
     (4) otherwise comply in all material respects with all applicable laws, rules and regulations.
     As soon as practicable after the close of the Exchange Offer and the Private Exchange, if any, the Issuers shall:
     (1) accept for exchange all Notes validly tendered and not validly withdrawn by the Holders pursuant to the Exchange Offer and the Private Exchange, if any;
     (2) deliver or cause to be delivered to the Trustee for cancelation all Notes so accepted for exchange; and
     (3) cause the Trustee to authenticate and deliver promptly to each such Holder of Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Registrable Notes of such Holder so accepted for exchange.

          The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuers to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuers and (iii) all governmental approvals shall have been obtained, which approvals the Company deems necessary for the consummation of the Exchange Offer or Private Exchange.
          The Exchange Notes and the Private Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture (in either case, with such changes as are necessary to comply with any requirements of the Commission to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA and shall provide that (a) the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture and (b) the Private Exchange Notes shall be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.
          (c) In the event that (i) the applicable law or the interpretations of the staff of the Commission do not permit the Issuers to effect the Exchange Offer, (ii) for any reason the Exchange Offer is not consummated by the Exchange Date and any Notes are not Freely Tradable at any time thereafter, (iii) any Holder, other than any Initial Purchaser, notifies the Company prior to the twentieth Business Day following the consummation of the Exchange Offer that it is prohibited by law or the applicable interpretations of the staff of the Commission from participating in the Exchange Offer, (iv) in the case of any Holder who participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of any Issuer within the meaning of the Securities Act) or (v) any Initial Purchaser so requests with respect to Notes or Private Exchange Notes that have, or that are reasonably likely to be determined to have, the status of unsold allotments in an initial distribution (each such event referred to in clauses (i) through (v) of this sentence, a “Shelf Filing Event”), then the Issuers shall file a Shelf Registration pursuant to Section 3 hereof.
     Section 3. Shelf Registration
          If at any time a Shelf Filing Event shall occur, then:
          (a) Shelf Registration. The Issuers shall file with the Commission a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes not exchanged in the Exchange Offer, Private Exchange Notes and Exchange Notes as to which Section 2(c)(iv) is applicable (the “Shelf Registration”). The Issuers shall file with the Commission the Shelf Registration as promptly as practicable. The Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Notes to be included in the Shelf Registration.
          (b) The Issuers shall (x) use their reasonable efforts to cause the Shelf Registration to be declared effective under the Securities Act on or prior to the later of (A) 220 calendar days after the

Issue Date and (B) 90 days after the Shelf Registration is required to be filed with the Commission and (y) keep the Shelf Registration continuously effective under the Securities Act for the period ending on the date which is two years from the Issue Date, subject to extension pursuant to the penultimate paragraph of Section 5 hereof (the “Effectiveness Period”), or such shorter period ending when all Registrable Notes covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration or become Freely Tradable; provided, however, that (i) the Effectiveness Period in respect of the Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein and (ii) the Company may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders solely as a result of the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus.
          (c) Supplements and Amendments. The Issuers agree to supplement or make amendments to the Shelf Registration Statement as and when required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Shelf Registration Statement or by any underwriter of such Registrable Notes.
     Section 4. Liquidated Damages
          (a) The Issuers and the Initial Purchasers agree that the Holders will suffer damages if the Issuers fail to fulfill their obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree that if the Notes are not Freely Tradable at any time on or after the Exchange Date and either:
          (i) the Exchange Offer is not consummated on or prior to the Exchange Date, or, if that day is not a Business Day, the next day that is a Business Day; or
          (ii) the Shelf Registration Statement is required to be filed but is not declared effective by the later of 220 calendar days after the Issue Date or 90 days after the Shelf Registration is required to be filed with the Commission, or, if either such day is not a Business Day, the next day that is a Business Day or is declared effective by such date but thereafter ceases to be effective or usable (unless the Shelf Registration ceases to be effective or usable as specifically permitted by the penultimate paragraph of Section 5 hereof);
(each such event referred to in clauses (i) and (ii) a “Registration Default”), liquidated damages in the form of additional cash interest (“Liquidated Damages”) will accrue on the affected Notes and the affected Exchange Notes, as applicable. The rate of Liquidated Damages will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of Liquidated Damages of 1.00% per annum, from and including the date on which any such Registration Default shall occur to, but excluding, the earlier of (1) the date on which all Registration Defaults have been cured or (2) the date on which all the Notes and Exchange Notes otherwise become Freely Tradable.
Notwithstanding the foregoing, (1) the amount of Liquidated Damages payable shall not increase because more than one Registration Default has occurred and is pending and (2) a Holder of Notes or Exchange Notes who is not entitled to the benefits of the Shelf Registration Statement (i.e., such Holder has not elected to include information) shall not be entitled to Liquidated Damages with respect to a Registration Default that pertains to the Shelf Registration Statement.
          (b) So long as Notes remain outstanding, the Company shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Liquidated Damages is required to be paid. Any amounts of Liquidated Damages due pursuant to clauses (a)(i) or (a)(ii) of this Section 4 will be payable in cash semi-annually on each October [___] and April [___] (each a “Damages Payment Date”), commencing with the first such date occurring after any such Liquidated Damages commence to accrue, to Holders to whom regular interest is payable on such Damages Payment Date with respect to Notes that are Registrable Securities. The amount of Liquidated Damages for each Registrable Note will be determined by multiplying the applicable rate of Liquidated Damages by the aggregate principal amount of such Registrable Note outstanding on the Damages Payment Date following such Registration Default in the case of the first such payment of Liquidated Damages with respect to a Registration Default (and thereafter at the next succeeding Damages Payment Date until the cure of such Registration Default), and multiplying the product of the foregoing by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.
     Section 5. Registration Procedures.
          In connection with the filing of any Registration Statement or Registration Statements pursuant to Section 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder, the Issuers shall:
     (a) Prepare and file with the Commission the Registration Statement or Registration Statements prescribed by Section 2 or 3 hereof, and use their reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall furnish to and afford the Holders of the Registrable Notes covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, their counsel (if requested by any such person) and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing). The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object.
     (b) Prepare and file with the Commission such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus, in each case, in accordance with the intended methods of distribution set forth in such Registration Statement or Prospectus, as so amended or supplemented.
     (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom the Company has received written notice that such Broker-Dealer will be a Participating Broker-Dealer in the applicable Exchange Offer, notify the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, as promptly as possible, and, if requested by any such Person, confirm such notice in writing, (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuers, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes or resales of Exchange Notes by Participating Broker-Dealers the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by Section 5(m)(i) hereof cease to be true and correct in all material respects, (iv) of the receipt by any of the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known to any Issuer that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company’s determination that a post-effective amendment to a Registration Statement would be appropriate.
     (d) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes, as the case may be, for sale in any jurisdiction, and, if any such order is issued, to use their reasonable efforts to obtain the withdrawal of any such order at the earliest practicable moment.
     (e) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period and if requested by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or any Participating Broker-Dealer, as the case may be, (i) promptly incorporate in such Registration Statement or Prospectus a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders or any Participating Broker-Dealer, as the case may be (based upon advice of counsel), determine is reasonably required to be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Issuers shall not be required to take any action hereunder that would, in the written opinion of counsel to the Issuers, violate applicable laws.
     (f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes or each such Participating Broker-Dealer, as the case may be, who so requests, their counsel and each managing underwriter, if any, at the sole expense of the Issuers, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.
     (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes or each such Participating Broker-Dealer, as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.
     (h) Prior to any public offering of Registrable Notes or Exchange Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their reasonable efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request; provided, however, that where Exchange Notes or Registrable Notes are offered other than through an underwritten offering, the Issuers agree to cause the Issuers’ counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Exchange Notes or Registrable Notes covered by the applicable Registration Statement; provided, however, that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.
     (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or selling Holders may request at least two Business Days prior to any sale of such Registrable Notes or Exchange Notes.
     (j) Use their reasonable efforts to cause the Registrable Notes or Exchange Notes covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Notes or Exchange Notes, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Issuers will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.
     (k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by Section 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) and the penultimate paragraph of this Section 5) file with the Commission, at the sole expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (l) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.
     (m) In connection with any underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes and, in such connection, (i) make such representations and warranties to the underwriter or underwriters (and to any Holder that has advised the Company that such Holder may have a “due diligence” defense under Section 11 of the Securities Act), and covenants with, the underwriters with respect to the business of the Issuers and their subsidiaries, as then conducted (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same in writing if and when requested; (ii) use their reasonable efforts to obtain the written opinions of counsel to the Issuers and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters (and to any Holder that has advised the Company that such Holder may have a “due diligence” defense under Section 11 of the Securities Act) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) use their reasonable efforts to obtain “cold comfort” letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters (and to any Holder that has advised the Company that such Holder may have a “due diligence” defense under Section 11 of the Securities Act), such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section; provided that the Issuers shall not be required to provide indemnification to any underwriter selected in accordance with the provisions of Section 9 hereof with respect to information relating to such underwriter furnished in writing to the Company by or on behalf of such underwriter expressly for inclusion in such Registration Statement. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.
     (n) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and Prospectus. Each Inspector shall agree in writing that it will keep the Records confidential and that it will not disclose, or use in connection with any market transactions in violation of any applicable securities laws, any Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is necessary or advisable in the opinion of counsel for an Inspector in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such Records has been made generally available to the public; provided, however, that (i) each Inspector shall agree to use reasonable efforts to provide notice to the Company of the potential disclosure of any information by such Inspector pursuant to clause (i), (ii) or (iii) of this sentence to permit the Issuers to obtain a protective order (or waive the provisions of this paragraph (n)) and (ii) each such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.
     (o) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes or Exchange Notes, as applicable, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable such indenture to be so qualified in a timely manner.
     (p) Comply with all applicable rules and regulations of the Commission and make generally available to the Company’s securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes or Exchange Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods consistent with the requirements of Rule 158.
     (q) Upon the request of a Holder, upon consummation of the Exchange Offer or a Private Exchange, use their reasonable efforts to obtain an opinion of counsel to the Issuers, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Notes or Private Exchange Notes, as the case may be, and the related indenture constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with its respective terms, subject to customary exceptions and qualifications.
     (r) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; provided that in no event shall such Registrable Notes be marked as paid or otherwise satisfied.
     (s) Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (the “FINRA”).
     (t) Use their reasonable efforts to take all other steps reasonably necessary or advisable to effect the registration of the Exchange Notes and/or Registrable Notes covered by a Registration Statement contemplated hereby.
          The Company may require each seller of Registrable Notes or Exchange Notes as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Notes or Exchange Notes as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Notes of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request and in the event of such an exclusion, the Company shall have no further obligation under this Agreement (including, without limitation, the obligations under Section 4) with respect to such seller or any subsequent Holder of such Registrable Notes. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make any information previously furnished to the Company by such seller not materially misleading.
          If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Issuers, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuers, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the applicable Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.
          Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes that, upon actual receipt of any notice from the Company (x) of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv), or 5(c)(v) hereof, or (y) that the Board of Directors of the Company (the “Board of Directors”) has resolved that the Company has a bona fide business purpose for doing so, then, upon providing such notice (which shall refer to this penultimate paragraph of this Section 5 and comply with the provisions of the last paragraph of this Section 5), the Issuers may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (if not then filed or effective, as applicable) and shall not be required to maintain the effectiveness thereof or amend or supplement the Exchange Offer Registration Statement or the Shelf Registration, in all cases, for a period (a “Delay Period”) expiring upon the earlier to occur of (i) in the case of the immediately preceding clause (x), such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto or (ii) in the case of the immediately preceding clause (y), the date which is the earlier of (A) the date on which such business purpose ceases to interfere with the Issuers’ obligations to file or maintain the effectiveness of any such Registration Statement pursuant to this Agreement or (B) 60 days after the Company notifies the Holders of such good faith determination. There shall not be more than 90 days of Delay Periods during any 12-month period. Each of the Effectiveness Period and the Applicable Period, if applicable, shall be extended by a number of days equal to the number of days during any Delay Period. Any Delay Period will not alter the obligations of the Issuers to pay Liquidated Damages under the circumstances set forth in Section 4 hereof.
          In the event of any Delay Period pursuant to clause (y) of the preceding paragraph, notice shall be given as soon as practicable after the Board of Directors makes such a determination of the need for a Delay Period and shall state, to the extent practicable, an estimate of the duration of such Delay Period and shall advise the recipient thereof of the agreement of such Holder provided in the next succeeding sentence. Each Holder, by his acceptance of any Registrable Note, agrees that during any Delay Period, each Holder will discontinue disposition of such Notes or Exchange Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be.
     Section 6. Registration Expenses
          All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers (other than any underwriting discounts or commissions) shall be borne by the Issuers, whether or not the Exchange Offer Registration Statement or the Shelf Registration is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the FINRA in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of an Exchange Offer, or (y) as provided in Section 5(h) hereof, in the case of a Shelf Registration or in the case of Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or in respect of Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuers and reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Notes (exclusive of any counsel retained pursuant to Section 7 hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) hereof (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Issuers desire such insurance, (vii) fees and expenses of all other Persons retained by any of the Issuers, (viii) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Company or its subsidiaries performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement. Notwithstanding the foregoing or anything to the contrary, each Holder shall pay all underwriting discounts and commissions of any underwriters with respect to any Registrable Notes sold by or on behalf of it.
     Section 7. Indemnification
          (a) The Issuers, jointly and severally, agree to indemnify and hold harmless each Holder of Registrable Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of each Holder and each such Participating Broker-Dealer and the agents, partners, members, employees, officers, managers and directors of any such controlling Person (each, a “Participant”) from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys’ fees and any and all reasonable expenses whatsoever actually incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation (in the manner set forth in clause (c) below)) (collectively, “Losses”) to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or Free Writing Prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the foregoing indemnity shall not be available to any Participant insofar as such Losses are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Participant furnished to the Company in writing by or on behalf of such Participant expressly for use therein. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including, but not limited to, liability under this Agreement.

          (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless each Issuer, each Person, if any, who controls any Issuer within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and each of their respective agents, partners, members, employees, officers and directors and the agents, employees, officers and directors of any such controlling Person from and against any Losses to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or Free Writing Prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to such Participant furnished in writing to the Company by or on behalf of such Participant expressly for use therein.
          (c) Promptly after receipt by an indemnified party under subsection 7(a) or 7(b) above of notice of the commencement of any action, suit or proceeding (collectively, an “action”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying party or parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded, that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. Any such separate firm for the Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes sold by all such Participants and shall be reasonably acceptable to the Company and any such separate firm for the Issuers, their Affiliates, officers, directors, representatives, employees and agents and such control Person of the Issuers shall be designated in writing by the Issuers and shall be reasonably acceptable to the Holders. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 7 is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under this Section 7, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party, on the one hand, and each indemnified party, on the other hand, from the sale of the Notes to the Initial Purchasers or the resale of the Registrable Notes by such Holder, as applicable, or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnified party, on the one hand, and each indemnifying party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and each Participant, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the sale of the Notes to the Initial Purchasers (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total net profit received by such Participant in connection with the sale of the Registrable Notes. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or such Participant and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.
          (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Participant be required to contribute any amount in excess of the amount by which the net profit received by such Participant in connection with the sale of the Registrable Notes exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under this Section 7 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.

     Section 8. Rules 144 and 144A
          The Issuers covenant that they will file the reports required, if any, to be filed by them under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Issuers are not required to file such reports, they will, upon the request of any Holder or beneficial owner of Registrable Notes, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Issuers further covenant that for so long as any Registrable Notes remain outstanding they will take such further action as any Holder of Registrable Notes may reasonably request from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.
     Section 9. Underwritten Registrations
          If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and shall be reasonably acceptable to the Company.
          No Holder of Registrable Notes may participate in any underwritten registration hereunder if such Holder does not (a) agree to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
     Section 10. Miscellaneous
          (a) No Inconsistent Agreements. The Issuers have not, as of the date hereof, and shall not, after the date of this Agreement, enter into any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not conflict with and are not inconsistent with, in any material respect, the rights granted to the holders of any of the Issuers’ other issued and outstanding securities under any such agreements. The Issuers have not entered and will not enter into any agreement with respect to any of their securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement.
          (b) Adjustments Affecting Registrable Notes. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.
          (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given except pursuant to a written agreement duly signed and delivered by (I) the Company on behalf of all Issuers and (II)(A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented except pursuant to a written agreement duly signed and delivered by the Company on behalf of all Issuers and each Holder and each Participating Broker-Dealer (including any Person who was a Holder or Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification, supplement or waiver. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold pursuant to such Registration Statement.
          (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:
          (i) if to a Holder of the Registrable Notes or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture.
          (ii) if to any Issuer, at the address as follows:
c/o Hercules Offshore, Inc.
9 Greenway Plaza, Suite 220
Houston, Texas 77046
Telephone: (713) 350-5100
Fax: 713-350-5105
Attention: James W. Noe
     (iii) if to the Initial Purchasers, at the address as follows:
UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901
Telephone: (203) 719-3000
Fax: (212) 719-3667
Attention: Leveraged Capital Markets
With a copy at such address to the attention of Legal Department,
Fax: (203) 719-1075
          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by the recipient’s telecopier machine, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

          (e) Guarantors. So long as any Registrable Notes remain outstanding, the Issuers shall cause each Person that becomes a guarantor of the Notes under the Indenture to execute and deliver a counterpart to this Agreement which subjects such Person to the provisions of this Agreement as a Guarantor. Each of the Guarantors agrees to join the Issuers in all of their undertakings hereunder to effect the Exchange Offer for the Exchange Notes and the filing of any Shelf Registration required hereunder.
          (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Notes.
          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.
          (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
          (k) Securities Held by the Issuers or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuers or any of their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
          (l) Third-Party Beneficiaries. Holders and beneficial owners of Registrable Notes and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons. No other Person is intended to be, or shall be construed as, a third-party beneficiary of this Agreement.
          (m) Attorneys’ Fees. As between the parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees actually incurred in addition to its costs and expenses and any other available remedy.

          (n) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, Affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HERCULES OFFSHORE, INC.
By:
	Name:	James W. Noe
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

CLIFFS DRILLING COMPANY
CLIFFS DRILLING TRINIDAD L.L.C.
HERCULES DRILLING COMPANY, LLC
THE HERCULES OFFSHORE DRILLING COMPANY LLC
THE OFFSHORE DRILLING COMPANY
THE ONSHORE DRILLING COMPANY
TODCO AMERICAS INC.
TODCO MANAGEMENT SERVICES, INC.
TODCO INTERNATIONAL INC.
TODCO MEXICO INC.

By:
	Name:	James W. Noe
	Title:	Vice President & Secretary

HERCULES LIFTBOAT COMPANY, LLC HERCULES OFFSHORE HOLDINGS, LTD. HERCULES OFFSHORE MIDDLE EAST, LTD. HERCULES OFFSHORE SERVICES LLC
By:
	Name:	James W. Noe
	Title:	Secretary

[Signature Page to
Registration Rights Agreement]

DELTA TOWING HOLDINGS, LLC DELTA TOWING, LLC
By:
	Name:	James W. Noe
	Title:	President and Chief Executive Officer

[Signature Page to
Registration Rights Agreement]

UBS SECURITIES, LLC
BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
CAPITAL ONE SOUTHCOAST, INC.
CREDIT SUISSE SECURITIES (USA) LLC
GOLDMAN, SACHS & CO.
MIZUHO SECURITIES USA INC.
COMERICA SECURITIES, INC.
FORTIS SECURITIES LLC
NATIXIS BLEICHROEDER INC.

By:	UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

By:	BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:

By:	DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

[Signature Page to
Registration Rights Agreement]

By:	MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

[Signature Page to
Registration Rights Agreement]

Exhibit C
PRICING SUPPLEMENT
dated as of October 8, 2009
relating to the
Preliminary Offering Memorandum
(the “Preliminary Offering Memorandum”)
of Hercules Offshore, Inc.
dated as of October 5, 2009
$300,000,000
Hercules Offshore, Inc.
10.50% Senior Secured Notes due 2017
     This Pricing Supplement should be read in conjunction with the Preliminary Offering Memorandum. This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum, which is hereby incorporated by reference.
     The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.
     Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Offering Memorandum.
     The notes have not been registered under the Securities Act of 1933 and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	Hercules Offshore, Inc.

Security Description:	10.50% Senior Secured Notes due 2017

Principal Amount:	$300,000,000

Final Maturity Date:	October 15, 2017

Issue Price:	97.383%, plus accrued interest, if any, from October 20, 2009

Coupon:	10.50%

Yield to Maturity:	11.00%

Interest Payment Dates:	April 15 and October 15

First Interest Payment Date:	April 15, 2010

Ratings (Moody’s/S&P):	B2/B

CUSIP:	427093AB5 (144A); U42714AA0 (Reg. S)

ISIN:	US427093AB59 (144A); USU42714AA00 (Reg. S)

Optional Redemption after October 15, 2013:	At any time or from time to time on or after October 15, 2013, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below, together with accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning October 15 of the years indicated:

Date	Price
2013	105.250%
2014	102.625%
2015	101.3125%
2016 and thereafter	100.000%

Redemption with Proceeds from Equity Offerings:	At any time or from time to time prior to October 15, 2012, the Issuer, at its option, may on any one or more occasions redeem Notes issued under the Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 110.50% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1) at least 65% of the aggregate principal amount of the Notes originally issued on the Issue Date remains outstanding immediately after giving effect to any such redemption; and

(2) the redemption occurs not more than 90 days after the date of the closing of such Qualified Equity Offering.

Redemption at Applicable Premium:	The Notes may also be redeemed, in whole or in part, at any time or from time to time prior to October 15, 2013 at the option of the Issuer at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of:

(a)  the present value at such redemption date of (i) the redemption price of such Note at October 15, 2013 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption after October 15, 2013”) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note through October 15, 2013, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such Note.

“Treasury Rate” means, as of any redemption date, the weekly average yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) equal to the period from the redemption date to October 15, 2013; provided, however, that if the period from the redemption date to October 15, 2013 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities that have a constant maturity closest to and greater than the period from the redemption date to October 15, 2013 and the United States Treasury securities that have a constant maturity closest to and less than the period from the redemption date to October 15, 2013 for which such yields are given, except that if the period from the redemption date to October 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Initial Purchasers:	Name	Title
	UBS Securities LLC	Joint Book Running Manager
	Banc of America Securities LLC	Joint Book Running Manager
	Deutsche Bank Securities Inc.	Joint Book Running Manager
	Morgan Stanley & Co. Incorporated	Joint Book Running Manager
	Capital One Southcoast, Inc.	Co Manager
	Credit Suisse Securities (USA) LLC	Co Manager

Goldman, Sachs & Co.	Co Manager
Mizuho Securities USA Inc.	Co Manager
Comerica Securities, Inc.	Co Manager
Fortis Securities LLC	Co Manager
Natixis Bleichroeder Inc.	Co Manager

Trade Date:	October 8, 2009

Settlement Date:	October 20, 2009 (T+7)

Use of Proceeds:	We will receive net proceeds of approximately $284.4 million, after deducting the initial purchasers’ discount and estimated offering expenses. We will use the net proceeds from this offering to repay a portion of the indebtedness outstanding under our term loan facility. Pending such repayment, we may initially invest the net proceeds in short-term marketable securities.
Revised Capitalization Table:
The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2009 on an:
•	actual basis;

•	as adjusted basis to give effect our recently completed offering of 17,500,000 shares of common stock (excluding any exercise of the underwriters’ over-allotment option); and

•	as further adjusted basis to give effect to the sale of the notes and the application of the net proceeds therefrom.

	As of June 30, 2009
		As	As further
	Actual	adjusted(1)(2)	adjusted(1)(2)
	(in thousands except par values)
Cash and cash equivalents	$129,880	$171,052	$171,052

Long-term debt, including current portion:
Term loan facility, due July 2013	884,250	843,078	558,679
3.375% Convertible Senior Notes, due June 2038	81,460	81,460	81,460
7.375% Senior Notes, due April 2018	3,512	3,512	3,512
10.5% Senior Secured Notes due 2017 offered hereby	—	—	292,149 (3)

Total long-term debt, including current portion	969,222	928,050	935,800
Stockholders’ equity:
Common stock, par value $0.01 per share	973	1,148	1,148
Capital in excess of par value	1,827,663	1,909,832	1,909,832
Treasury stock, at cost	(50,128)	(50,128)	(50,128)
Accumulated other comprehensive loss	(13,350)	(13,350)	(13,350)
Retained deficit	(813,002)	(813,002)	(813,002)

Total stockholders’ equity	952,156	1,034,500	1,034,500

Total capitalization	$1,921,378	$1,962,550	$1,970,300

(1)	Assumes that 50% of the net proceeds of our recently completed offering of 17,500,000 shares of our common stock were used to repay a portion of the indebtedness outstanding under our term loan facility. The remainder of the net proceeds will be used for general corporate purposes, which may in the future include repaying indebtedness, among other things, and are reflected in cash and cash equivalents.

(2)	Does not reflect aggregate repayments of approximately $66.7 million of indebtedness under our term loan facility from proceeds related to asset sales and cash on hand since June 30, 2009. In addition, the table does not reflect aggregate repayments of $7.7 million of indebtedness under our term loan facility that the Company intends to remit with cash on hand in October 2009 which will reduce the balance under our term loan facility to $484.25 million.

(3)	The $300 million of notes are recorded at their discounted amount, with the discount to be amortized over the life of the notes.
As of June 30, 2009, on a pro forma basis after giving effect to (i) the sale of the notes and the application of the net proceeds therefrom as described under “Use of Proceeds” above, (ii) our recently completed offering of 17,500,000 shares of our common stock and the use of the proceeds therefrom (excluding any exercise of the underwriters’ over-allotment option), and (iii) the amendment of our credit agreement, we would have had $935.8 million aggregate principal amount of senior indebtedness outstanding, including $558.7 million of senior secured indebtedness outstanding under our credit facility, and we would have had $160.9 million of undrawn borrowing capacity under our credit facility.
Recent Development
On September 30, 2009, we completed an underwritten public offering of 17,500,000 shares of our common stock, par value $0.01 per share. On October 7, 2009, the underwriters notified us that they were partially exercising their over-allotment option and would purchase 1,313,590 additional shares of our common stock. The closing of the purchase of shares pursuant to the underwriters’ partial exercise of their over-allotment option is scheduled to occur on October 9, 2009, subject to customary closing conditions. We expect to receive total net proceeds of approximately $6.3 million from the underwriters’ partial exercise of their over-allotment option. We intend to use 50% of the net proceeds from the underwriters’ partial exercise of their over-allotment option to repay a portion of the indebtedness outstanding under our term loan facility and intend to use any remainder for general corporate purposes, which may in the future include repaying indebtedness, among other things.